UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

LoopNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52026	77-0463987
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000 San Francisco, CA 94107		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 243-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

LoopNet Inc. (the “Company”) and CoStar Group, Inc. (“CoStar”) announced that on April 26, 2012, the Federal Trade Commission (“FTC”) accepted the Consent Order that was previously agreed between and among the FTC staff, the Company and CoStar on April 17, 2012. The Consent Order is subject to a 30-day public comment period and then final acceptance by the FTC. However, there are no further regulatory approvals required to complete the merger of the Company and CoStar, as the waiting period under the Hart-Scott-Rodino Act was terminated upon the FTC’s acceptance of the Consent Order.

The parties intend to close the merger of the Company and CoStar, which remains subject to the satisfaction of other customary closing conditions, on or about April 30, 2012.

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing of the merger, the companies’ plans, objectives, expectations and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of the Company and CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the possibility that the merger does not close; the possibility that the public comment and final acceptance process for the Consent Order could result in further regulatory implications; the possibility that the conditions, divestitures and changes relating to the operations or assets of the Company and CoStar as a result of the Consent Order may result in unanticipated adverse effects on the combined company; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of the Company and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; and failure to obtain any required financing on favorable terms. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and CoStar’s Annual Report on Form 10-K for the year ended December 31, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (http://www.sec.gov). Neither the Company nor CoStar undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information for LoopNet Stockholders

In connection with the proposed transaction, CoStar filed with the SEC, and the SEC declared effective, a Registration Statement on Form S-4 that included a preliminary proxy statement of the Company that also constituted a preliminary prospectus of CoStar. On June 7, 2011, CoStar filed a final prospectus and the Company filed a definitive proxy statement and the Company began mailing the proxy statement/prospectus to the Company’s stockholders, who approved the transaction on July 11, 2011. Investors and securityholders are encouraged to read these materials as well as any other relevant documents filed with the SEC regarding the proposed transaction, because they contain important information regarding the proposed transaction. Copies of all documents filed with the SEC regarding the proposed transaction, including the proxy statement/prospectus, may be obtained free of charge at the SEC’s website, www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by referenced in the proxy statement/prospectus can also be obtained, free of charge, by directing a request by mail to LoopNet, Inc., Attn: Secretary, 185 Berry Street, Suite 4000, San Francisco, California 94107, by telephone at (415) 243-4200, from the investor relations section of LoopNet’s website at http://www.loopnet.com or from CoStar’s website, www.costar.com/Investors.aspx under the tab “SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC.
(Registrant)

Date: April 26, 2012	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration